UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 29, 2026

SUMMIT HOTEL PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35074	27-2962512
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation or organization)

13215 Bee Cave Parkway, Suite B-300
Austin, TX  78738
(Address of Principal Executive Offices) (Zip Code)

(512) 538-2300
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	INN	New York Stock Exchange
Series E Cumulative Redeemable Preferred Stock, $0.01 par value	INN-PE	New York Stock Exchange
Series F Cumulative Redeemable Preferred Stock, $0.01 par value	INN-PF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

☐    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2026, Summit Hotel Properties, Inc. (the “Company”) announced the appointment, effective as of November 1, 2026, of Michael Nieves as the Company’s Executive Vice President and Chief Financial Officer and the appointment of Adam Wudel as the Company’s Executive Vice President and Chief Operating Officer.

CFO Background and Employment Agreement

Most recently Mr. Nieves served as Senior Vice President of Finance and Treasurer for PENN Entertainment, Inc. (NYSE: PENN), where he oversaw all treasury functions, liquidity management, capital deployment and strategy, financial and operational analyses, risk management and communications with the investment community.

Prior to joining PENN, Mr. Nieves was most recently a Director in JLL’s M&A and Corporate Advisory group where he advised on and executed large real estate acquisitions and capital markets transactions. Prior to JLL, he was a Vice President in Citigroup’s Real Estate and Lodging Investment Banking Group, where he worked on M&A, leveraged loans, and equity and debt capital markets transactions. Before Citigroup, he worked at Willkie Farr & Gallagher as a corporate lawyer, executing bank finance transactions and other corporate and SEC matters.

Mr. Nieves holds a B.A. from the University of Michigan, a J.D. from American University, and an M.B.A. from the Darden School of Business at the University of Virginia.

The Company and Mr. Nieves have entered into an employment agreement that will become effective as of November 1, 2026. The material terms of the employment agreement are summarized below, and such summary is qualified in its entirety by the actual terms of the employment agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference herein.

The employment agreement has an initial term that will commence on November 1, 2026, and will expire on November 1, 2027. The employment agreement provides for automatic successive one-year extensions unless either party provides at least 30 days’ notice of non-renewal.

The employment agreement requires Mr. Nieves to devote substantially all of his business time, attention and effort to the Company’s affairs. In connection with his appointment, Mr. Nieves has agreed to relocate to the greater Austin, Texas, area by July 31, 2027. Prior to his relocation, the Company will reimburse Mr. Nieves for reasonable travel expenses incurred in connection with commuting and lodging while he is in Austin, Texas. If Mr. Nieves does not relocate to the greater Austin, Texas area on or prior to July 31, 2027, he may be required, as determined by the Company’s Board of Directors or the Compensation Committee, to repay all or a portion of any annual bonus earned for 2026.

The employment agreement provides for:

•an annual base salary equal to $450,000, which is subject to increase on an annual basis at the discretion of the Company’s Board of Directors or its Compensation Committee;

•for each calendar year during the term, eligibility for an annual cash performance bonus at a target level not less than 100% Mr. Nieves’ then-current base salary, based on the satisfaction of performance goals and other requirements established by the Compensation Committee;

•eligibility to participate in the Company’s 2024 Equity Incentive Plan (the “Equity Plan”); and

•eligibility to participate in the Company’s benefit plans in which other executive-level employees are eligible to participate.

The employment agreement provides that in the event that Mr. Nieves’ employment ends on account of a “termination without cause” or a “voluntary termination for good reason” (each as defined in the employment agreement), Mr. Nieves will be entitled to the following severance payments and benefits, subject to his timely execution and non-revocation of a general release of claims:

•Mr. Nieves will be paid an amount equal to the product of the “severance multiple” (as defined below) and his then-current base salary;
•Mr. Nieves will be paid an amount equal to the product of the severance multiple and his then-current target annual bonus;

•Mr. Nieves will be paid a pro-rated bonus for the then-current fiscal year based on the achievement of predetermined individual and/or corporate goals established by the Company’s Compensation Committee;

•Mr. Nieves will be reimbursed for premiums paid for COBRA coverage for him and his eligible dependents for up to 12 months following termination; and

•Mr. Nieves’ outstanding equity-based awards will be treated in accordance with the applicable award agreement.

The “severance multiple” is one and one-half times if Mr. Nieves’ employment ends upon a termination without cause before a control change date (as defined in the employment agreement) and a control change date does not occur within the 9-month period following the date of termination or if Mr. Nieves’ employment ends upon a voluntary termination for good reason before a control change date. The “severance multiple” is two times in the event Mr. Nieves’ employment ends upon a termination without cause on or after the control change date or within the 9-month period preceding a control change date or if Mr. Nieves’ employment ends upon a voluntary termination for good reason on or after the date of a control change date.

The employment agreement does not provide an indemnification or gross-up payment for the parachute payment excise tax under Sections 280G and 4999 of the Internal Revenue Code. Instead, the employment agreement provides that the severance and any other payments or benefits that are treated as parachute payments under the Internal Revenue Code will be reduced to the maximum amount that can be paid without an excise tax liability. The parachute payments will not be reduced, however, if Mr. Nieves will receive greater after-tax benefits by receiving the total of unreduced benefits (after taking into account any excise tax liability payable by Mr. Nieves).

The employment agreement also contains confidentiality and non-disclosure restrictions, non-disparagement covenants, and non-competition and employee/customer non-solicitation restrictions.

Pursuant to the terms of the employment agreement, Mr. Nieves has acknowledged and agreed that any incentive compensation, whether payable in cash or equity, that is payable under the employment agreement or under any other agreement or any plan or arrangement is subject to recoupment or repayment if such action is required under applicable law or the terms of any Company recoupment or “clawback” policy.

Additionally, in connection with Mr. Nieves’ joining the Company, the Company and Mr. Nieves will enter into an indemnification agreement in substantially the same form as the Company has entered into with each of its currently serving directors and executive officers.

In connection with the appointment, Mr. Nieves will receive a time-based restricted stock award valued at $750,000 under the Company’s Equity Plan. The award will vest (i) with respect to 25% of the shares subject to the award on each of the first and second anniversaries of the applicable vesting commencement date and (ii) with respect to 50% of the shares subject to the award on the third anniversary of such vesting commencement date, in each case, subject to Mr. Nieves’ continued employment.

COO Background and Employment Agreement

Mr. Wudel has served in various operational and financial capacities since our initial public offering in 2011. He currently serves as our Executive Vice President and Chief Operating Officer. Mr. Wudel has served as Executive Vice President of Corporate Development since 2024. From 2017 to 2024, Mr. Wudel served as our Senior Vice President of Finance and Capital Markets. Mr. Wudel earned a Bachelor of Science in Business Administration – Finance Concentration from North Dakota State University.

The Company and Mr. Wudel have entered into an employment agreement that will become effective as of November 1, 2026. The material terms of the employment agreement are summarized below, and such summary is qualified in its entirety by the actual terms of the employment agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.2 and incorporated by reference herein.

The employment agreement has an initial term that will commence on November 1, 2026, and will expire on November 1, 2027. The employment agreement provides for automatic successive one-year extensions unless either party provides at least 30 days’ notice of non-renewal.

The employment agreement requires Mr. Wudel to devote substantially all of his business time, attention and effort to the Company’s affairs.

The employment agreement provides for:

•an annual base salary equal to $450,000, which is subject to increase on an annual basis at the discretion of the Board of Directors or its Compensation Committee;

•for each calendar year during the term, eligibility for an annual cash performance bonus at a target level not less than 100% Mr. Wudel’s then-current base salary, based on the satisfaction of performance goals and other requirements established by the Compensation Committee;

•eligibility to participate in the Company’s Equity Plan; and

•eligibility to participate in the Company’s benefit plans in which other executive-level employees are eligible to participate.

The employment agreement provides that in the event that Mr. Wudel’s employment ends on account of a “termination without cause” or a “voluntary termination for good reason” (each as defined in the employment agreement), Mr. Wudel will be entitled to the following severance payments and benefits, subject to his timely execution and non-revocation of a general release of claims:

•Mr. Wudel will be paid an amount equal to the product of the “severance multiple” (as defined below) and his then-current base salary;

•Mr. Wudel will be paid an amount equal to the product of the severance multiple and his then-current target annual bonus;

•Mr. Wudel will be paid a pro-rated bonus for the then-current fiscal year based on the achievement of predetermined individual and/or corporate goals established by the Company’s Compensation Committee;

•Mr. Wudel will be reimbursed for premiums paid for COBRA coverage for him and his eligible dependents for up to 12 months following termination; and

•Mr. Wudel’s outstanding equity-based awards will be treated in accordance with the applicable award agreement.

The “severance multiple” is one and one-half times if Mr. Wudel’s employment ends upon a termination without cause before a control change date (as defined in the employment agreement) and a control change date does not occur within the 9-month period following the date of termination or if Mr. Wudel’s employment ends upon a voluntary termination for good reason before a control change date. The “severance multiple” is two times in the event Mr. Wudel’s employment ends upon a termination without cause on or after the control change date or within the 9-month period preceding a control change date or if Mr. Wudel’s employment ends upon a voluntary termination for good reason on or after a control change date.

The employment agreement does not provide an indemnification or gross-up payment for the parachute payment excise tax under Sections 280G and 4999 of the Internal Revenue Code. Instead, the employment agreement provides that the severance and any other payments or benefits that are treated as parachute payments under the Internal Revenue Code will be reduced to the maximum amount that can be paid without an excise tax liability. The parachute payments will not be reduced, however, if Mr. Wudel will receive greater after-tax benefits by receiving the total of unreduced benefits (after taking into account any excise tax liability payable by Mr. Wudel).

The employment agreement also contains confidentiality and non-disclosure restrictions, non-disparagement covenants and non-competition and employee/customer non-solicitation restrictions.

Pursuant to the terms of the employment agreement, Mr. Wudel has acknowledged and agreed that any incentive compensation, whether payable in cash or equity, that is payable under the employment agreement or under any other agreement or any plan or arrangement is subject to recoupment or repayment if such action is required under applicable law or the terms of any Company recoupment or “clawback” policy.

Additionally, in connection with Mr. Wudel joining the Company, the Company and Mr. Wudel will enter into an indemnification agreement in substantially the same form as the Company has entered into with each of its currently serving directors and executive officers.

Item 7.01.    Regulation FD Disclosure

On October 29, 2026, the Company issued a press release announcing the appointment of Michael Nieves as the Company’s Executive Vice President and Chief Financial Officer and the appointment of Adam Wudel as the Company’s Executive Vice President and Chief Operating Officer. A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits
10.1	Employment Agreement, effective as of November 1, 2026, between Summit Hotel Properties, Inc. and Michael Nieves.
10.2	Employment Agreement, effective as of November 1, 2026, between Summit Hotel Properties, Inc. and Adam Wudel.
99.1	Press release, dated October 29, 2026
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUMMIT HOTEL PROPERTIES, INC.

Date: October 29, 2026	By:	/s/ Christopher R. Eng
Christopher R. Eng Executive Vice President, General Counsel, Chief Risk Officer and Secretary